EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

American Skandia Trust:

     We consent to the use in Post-Effective Amendment No. 30 to Registration Statement No. 33-24962 of the American Skandia Trust of our report dated February 11, 1999, appearing in the Statement of Additional Information which is a part of such Registration, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
April 26, 1999